Exhibit 10.1


                   RESTATED SECOND AMENDMENT TO LOAN AGREEMENT


      RESTATED SECOND AMENDMENT TO LOAN AGREEMENT ("Second Amendment") made as of August 10, 2005 by and among GREG MANNING AUCTIONS, INC., a Delaware corporation (the "Borrower"), GREG MANNING AUCTIONS REAL ESTATE, LLC, a Delaware limited liability company (the "Mortgage Borrower") and PNC BANK, NATIONAL ASSOCIATION ("Bank").

                              W I T N E S S E T H:

      WHEREAS, the Borrower, the Mortgage Borrower and the Bank are parties to a certain Loan Agreement dated as of May 28, 2004, as amended by the First Amendment thereto dated as of December 22, 2004 (as so amended, the "Agreement");

      WHEREAS, the Borrower has requested the Bank's consent to the acquisition by Spectrum PMI, Inc., a Delaware corporation, a newly-formed 80% indirectly-owned Subsidiary of the Borrower, of all of the issued and outstanding capital stock of A-Mark Precious Metals, Inc., a New York corporation, notwithstanding the restrictions of the Agreement to the contrary;

      WHEREAS, the Bank is willing to consent to such transaction, subject to the terms and conditions of this Second Amendment;

      WHEREAS, the Borrower has requested the Bank to renew and increase the maximum principal amount of the Line of Credit, subject to the terms and conditions of this Second Amendment;

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

      1.    Definitions.

            (a) Capitalized terms used in this Second Amendment without definition shall have the respective meanings assigned to such terms in the Agreement.

            (b)   New defined terms, are added to Section 1.1 as follows:

            "A-Mark" shall mean A-Mark Precious Metals, Inc., a New York corporation.

            "Spectrum PMI" shall mean Spectrum PMI, Inc., a Delaware corporation.

            (c) Existing defined terms in Section 1.1 are amended and restated as follows:

            "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit C to the Second Amendment.

            "Eligible Afinsa Accounts" shall mean each Account (exclusive of amounts due in respect of finance charges) of an Obligor in which Afinsa is the Customer, which the Bank, in its sole, but reasonable credit judgment, shall deem to be an Eligible Afinsa Account based on such considerations as the Bank may from time to time deem appropriate. An Afinsa Account shall not be deemed eligible unless such Account is subject to the Bank's first priority perfected security interest and no other Lien, and is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to the Bank. In addition, no Afinsa Account shall be an Eligible Afinsa Account

            (A) if Afinsa has declared a default under Section 12.1 or 12.2 of the agreement between Afinsa and the Borrower dated August 1, 2003;

            (B) if it is unpaid thirty (30) or less days after the invoice date;

            (C) if it is unpaid more than ninety (90) days after the invoice date;

            (D)   to the extent that the Account would be excluded under clauses
      (c), (d), (e), (g), (h), (j), (k), (l), (m), (n) or (o) of the definition of "Eligible Accounts."

            "Eligible Inventory" shall mean only that Inventory (excluding packaging and supplies) of the Obligors that is and at all times continues to be, acceptable to the Bank in all respects in its sole but reasonable discretion. Standards of eligibility may be fixed and revised by the Bank in the Bank's reasonable discretion. In general, the Bank will deem Inventory to be eligible if it:

            (A) is owned solely by an Obligor, subject to a perfected Lien in favor of the Bank, and free from any other Lien with the exception of a Lien constituting a Permitted Encumbrance;

            (B) can be sold in the ordinary course of business through normal business channels and does not constitute damaged items;

            (C) has been adequately described on certificates or other disclosure statements given to the Bank;

            (D) if any of the goods is represented or covered by documents of title, instruments or chattel paper, the Obligor is the owner, and has possession of, those documents, instruments or chattel paper, and none of such goods, documents of title, instruments or chattel paper has been transferred nor has any security interest been granted therein to any other Person; and

            (E) is under the direct control of the Obligor at a location within the United States.

            Any Inventory consisting of coins will not be Eligible Inventory while such coins are in the possession of "graders."

            "Expiration Date" shall mean August 31, 2007, or such later Expiration Date designated by the Bank by written notice from the Bank to the Borrower.

            "Guarantor" shall mean each of Spectrum Numismatics International, Inc., a California corporation ("Spectrum"), Spectrum Auction Services, LLC, a Delaware limited liability company, Teletrade, Inc., a Delaware corporation ("Teletrade") Spectrum Numismatic Auctions, Inc., a California corporation, Ivy & Mader Philatelic Auctions, Inc., a Texas corporation, Greg Manning Galleries, Inc., a New York corporation, Kensington Associates, LLC, a California limited liability company, North American Certified Trading, LLC, a California limited liability company, Kingswood Coin Auctions, LLC, a Delaware limited liability company, Superior Sports Auctions, LLC, a Delaware limited liability company, Bowers & Merena Auctions, LLC, a Delaware limited liability company, Greg Manning Nutmeg Auctions, Inc., a Delaware corporation, H.R. Harmer, Inc., a Delaware corporation and, as to the Obligations other than the Mortgage Loan, the Mortgage Borrower.

            "Line of Credit Term" shall mean the Closing Date through August 31, 2007, or such later Expiration Date designated by the Bank by written notice from the Bank to the Borrower.

            "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable, or, if due and payable, to the extent payment thereof is being contested in good faith, by proper proceedings diligently pursued, if adequate reserves therefor have been established on the books of the an Obligor in conformity with GAAP; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than for Indebtedness), statutory obligations, surety and appeal bonds or leases, or other obligations of like nature, to which an Obligor is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of an Obligor; (v) workers', mechanics', suppliers', carriers', warehousemen's or other similar liens arising in the ordinary course of business and securing indebtedness aggregating not in excess of $100,000 at any time outstanding, not yet due and payable; (vi) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which an Obligor is a party; (vii) any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;
      (viii) Liens securing Indebtedness subject to a subordination agreement in form and substance reasonably satisfactory to the Bank and its counsel;
      (ix) Liens of a depository institution arising by virtue of statutory or common law relating to banker's Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with such institution; (x) purchase money Liens upon or in any property (other than real property) of Borrower and Liens to secure Capital Lease Obligations and any related payment and performance obligations thereunder; (xi) Liens in favor of customs and revenue authorities arising from the importation of goods. ; (xii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates and (xiii) Liens in favor of the Bank.

      2. Amendment of Section 2.1. Section 2.1 of the Agreement is amended and restated to provide as follows:

      1.1 (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement, the Bank will make Advances to the Borrower in aggregate amounts outstanding at any time not to exceed the lesser of (x) $12,500,000 (the "Commitment") less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

            (i)   85%, of the value of the Eligible Accounts, plus

            (ii) 60% of the value of the Eligible Afinsa Accounts, to a maximum of $3,000,000 plus

            (iii) 50% of the value of the Eligible Inventory to a maximum of
                  $6,250,000 plus

            (iv) 70% of the value of Eligible Consignor Advance Obligations, provided, that (A) the limit for any single Consignor Advance Obligation shall be $1,750,000 (after application of the 70% Advance percentage) and (B) at no time shall the amount under this clause (iv) exceed the lesser of $3,000,000, or 35% of the aggregate value of the collectibles pledged to Obligors in respect of the Eligible Consignor Advance Obligations, as reasonably determined by management, minus

            (v) such reserves as the Bank may reasonably deem proper and necessary from time to time, including, without limitation, a reserve for Inventory remaining unsold after 364 days.

            The amount derived from (x) the sum of Sections 2.1(a)(i),(ii),
      (iii) and (iv) minus (y) Section 2.1(a)(v) at any time and from time to time shall be referred to as the "Formula Amount". The Advances shall be evidenced by a promissory note (the "Line of Credit Note") substantially in the form attached hereto as Exhibit A.

             (b) Discretionary Rights. The Advance rates specified in Section 2.1(a) above may be increased or decreased by the Bank at any time and from time to time in the exercise of its reasonable discretion. The Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance rates or increasing the reserves may limit or restrict Advances requested by the Borrower.

      3. Amendment of Section 2.4. Section 2.4 of the Agreement is amended and restated as follows:

            1.4   Repayment of Advances.

                  (a) The Advances shall be due and payable in full on the last day of the Line of Credit Term subject to earlier prepayment as provided in this Agreement.

                  (b) The Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by the Bank on the date received. In consideration of the Bank's agreement to conditionally credit the Borrower's operating account as of the Business Day on which the Bank receives those items of payment, the Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Bank on account of the Obligations with respect to the Line of Credit one (1) Business Day after the Business Day the Bank receives such payments via wire transfer or electronic depository check. The Bank is not, however, required to credit the Borrower's account for the amount of any item of payment which is unsatisfactory to the Bank and the Bank may charge the Borrower's account for the amount of any item of payment which is returned to the Bank unpaid.

      4. Amendment of Section 6.1. Section 6.1 of the Agreement is amended and restated to provide as follows:

             6.1 Reports and Notices. The Borrower covenants and agrees that from and after the Closing Date and until the payment of the Obligations in full, it shall deliver to the Bank:

                  (c) On or before the 20th day of each month, as at the close of the preceding month, (A) a Borrowing Base Certificate, (B) a report on Obligors' outstanding Accounts due from Afinsa, and (C) such additional back-up documentation reasonably requested by the Bank, including, without limitation, an accounts receivable aging report, a report on outstanding Consignor Advance Obligations together with copies of promissory notes and security agreements held by the Obligors in connection therewith, and inventory report (by product category and location), and all in such form as the Bank shall require and certified by the President or Chief Financial Officer of the Borrower;

                  (b) Within 60 days after the close of each of the first, second and third fiscal quarters, the unaudited consolidated balance sheet of the Borrower as at the close of such fiscal quarter and the related consolidated statement of income and cash flows for such quarter setting forth in comparative form in each case the figures for such fiscal quarter of the previous year accompanied by a certification of the President or Chief Financial Officer of the Borrower that such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year end adjustments and footnotes need not be included) the financial position and the results of operation and cash flows of the Borrower as of the end of such quarter and for the period then ended;

                  (c) Within 120 days after the close of each Fiscal Year, a copy of the annual financial statements of the Borrower, consisting of a consolidated balance sheet and consolidated statement of income and cash flows, for such fiscal year setting forth in comparative form in each case the figures for the previous fiscal year, which financial statements shall be prepared in accordance with GAAP, certified by the President or Chief Financial Officer of the Borrower and audited by Amper, Politzer & Mattia, P.C. or other firm of independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank, accompanied by a report from such accountants to the effect that in connection with their review, nothing has come to their attention to cause them to believe that a Default or Event of Default had occurred;

                  (d) Within 60 days after the close of each of the first, second and third fiscal quarters and within 120 days after the close of each Fiscal Year, the management-prepared consolidating balance sheet of the Borrower and the Obligors and the related consolidating statement of income, and cash flows for such quarter setting forth in comparative form in each case the figures for such fiscal quarter of the previous year accompanied by a certification of the President or Chief Financial Officer of the Borrower that such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year end adjustments and footnotes need not be included) the financial position and the results of operation and cash flows of the Borrower as of the end of such quarter and for the period then ended;

                  (e) Within 120 days after the close of each Fiscal Year, an unaudited consolidated balance sheet of A-Mark and the related unaudited consolidated statement of income, and cash flows for such Fiscal Year setting forth in comparative form in each case the figures for the previous year, provided, that, the Bank shall have the right, in its discretion, to request the Borrower to provide financial information with respect to A-Mark on a quarterly basis;

                  (f) Simultaneously with the delivery of each annual and quarterly financial statement referred to in paragraph (d), a completed certificate in form and substance acceptable to Bank, a copy of which is attached hereto as Exhibit D ("Compliance Certificate"), executed by the chief financial officer of the Borrower, and containing such additional information as Bank may request from time to time, (i) certifying that the financial statements being delivered with such Compliance Certificate are true, complete and correct, in all material respects, (ii) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with all financial covenants for the fiscal period in question, (iii) stating whether any Event of Default or Default has occurred or is continuing since the date of the previously delivered Compliance Certificate and the details of same, and (iv) containing such other information as Bank may from time to time reasonably require to be included in the Compliance Certificate.

                  (g) By August 31 of each year, copies of the annual audited financial statements of Afinsa.

                  (h) Immediately after the Borrower becomes aware of the existence of (i) any Default or Event of Default, or any development or other information which would have a Material Adverse Effect, (ii) any material claim, action, proceeding or investigation filed or instituted against an Obligor, or any adverse determination in any material pending action, proceeding or investigation affecting it, (iii) any loss from casualty or theft in excess of $250,000 whether or not insured, affecting property of the Borrower or (iv) any representation or warranty in any Loan Document ceasing to be true, correct and complete in any material respect, or telephonic or telegraphic notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed by the Borrower in writing within five (5) Business Days;

                  (i) Promptly after the same are received by the Borrower, management letters provided to the Borrower by its independent certified public accountants;

                  (j) An annual collateral audit, at the Borrower's expense;

                  (k) Within thirty days following the Closing Date, and annually thereafter, a "privity letter" from Borrower's certified public accountants stating that the Bank may rely on the Borrower's audited annual financial statements; and

                  (l) Such other information respecting the Obligors' business or financial condition, including, without limitation, copies of federal tax returns, as Bank may, from time to time, reasonably request.

      5. Amendment of Section 8.6. Section 8.6 of the Agreement is amended and restated to provide as follows:

            8.6 Indebtedness. Except as otherwise permitted by this Section 8.6, no Obligor shall create, incur, assume or permit to exist any Indebtedness, whether recourse or nonrecourse, and whether superior or junior, resulting from borrowings, loans, advances, the granting of credit, whether secured or unsecured, except (i) Indebtedness secured by Permitted Encumbrances, (ii) Indebtedness of the Borrower and the Mortgage Borrower to the Bank arising under or as a consequence of this Agreement or the other Loan Documents, (iii) Indebtedness of the Borrower in the maximum principal amount of $2,500,000 in favor of

      Banco Santander Central Hispano, S.A., acting through its New York branch,
      (iv) (A) Indebtedness of the Borrower to its wholly-owned Subsidiary GMAI Auctentia Central de Compras, S.L. ("CDC") in the principal amount of $1,710,000 incurred in connection with the acquisition of A-Mark (the "A-Mark Debt"), and (B) additional Indebtedness of the Borrower to CDC or other wholly-owned non-Obligor Subsidiary, in the maximum aggregate principal amount of $5,000,000 (provided that no payments may be made by the Borrower in respect of any such Indebtedness at any time while there are outstanding Advances in respect of the Line of Credit, an Event of Default has occurred and is continuing or an Event of Default would result from the payment and, provided further, that any permitted payments shall be applied first against the A-Mark Debt and shall not be available for re-borrowing); (v) trade debt incurred in the ordinary course of business,
      (vi) Indebtedness of the Borrower to its wholly-owned Subsidiary GMAI Auctentia Central de Compras, S.L. in the principal amount of $8,200,000 incurred in connection with the acquisition of A-Mark (provided that no payments may be made by the Borrower in respect of such Indebtedness at any time while there are outstanding Advances in respect of the Line of Credit), and (vii) all unfunded pension fund and other employee benefit plan obligations and liabilities but only to the extent that they are permitted to remain unfunded under applicable law. No Obligor shall incur, assume or permit to exist liabilities under operating leases which have aggregate outstanding obligations in excess of $500,000 at any time (exclusive of obligations to landlords of leased premises).

      6. Amendment of Section 8.8. Section 8.8 of the Agreement is amended and restated to provide as follows:

            8.8 Investments. Except as disclosed in Schedule 8.8 (as amended by the Second Amendment to this Agreement), no Obligor shall purchase or acquire any partnership, joint venture or other interest in obligations, stocks or securities of, or make any capital contribution, loan or advance to, any other Person (including, without limitation, any Subsidiary of the Borrower), or make any other investments, except that the Borrower may made advances to the Guarantors as long as they continue as guarantors of the Obligations.

      7. Amendment of Section 10.1. Clause (g) of Section 10.1 of the Agreement is amended and restated as follows:

            (g) (1) default shall be made, beyond any applicable grace period, with respect to other Indebtedness of an Obligor (excluding obligations to trade creditors being contested in good faith) or (2) a payment default shall occur and continue, beyond any applicable grace period, or A-Mark shall be in default of a financial covenant, with respect to Indebtedness of A-Mark in an amount greater than $500,000, if the effect of any such default shall be to accelerate, or to permit (with the giving of notice or the passage of time or both) the holder or obligee of any Indebtedness (or any trustee on behalf of such holder or obligee) at its option to accelerate the maturity of such Indebtedness; or any amount of principal or interest in respect of such Indebtedness shall not be paid as and when due (after giving effect to any period of grace specified for such payment in the instrument evidencing or governing the same); provided that such a default or failure to pay shall not be an Event of Default hereunder for a period of thirty days after such default or failure to pay, if the Obligor or A-Mark disputes in good faith the validity of such default or payment, unless the holder or obligee of any Indebtedness (or any trustee on behalf of such holder or obligee) commences an action to collect such Indebtedness;

      8. Representations and Warranties. The Borrower represents and warrants as follows:

      (i) As of this date, after giving effect to (A) the formation of Spectrum PMI and the closing of the acquisition by PMI of A-Mark, (B) the closing of the credit transaction on this date among A-Mark, Brown Brothers Harriman and Co. and the other lenders party thereto and (C) the consent of the Bank in paragraph 7 below, no Event of Default has occurred and is continuing and no uncured Default exists. Without limiting the foregoing, no Obligor is or will be liable for any obligation or liability of Spectrum PMI or A-Mark and no creditor of either Spectrum PMI or A-Mark has or will have the benefit of any Lien in any assets of the Obligors.

      (ii) Since June 30, 2004 there has been no material adverse change in the financial condition, operations, business or prospects of the Borrower taken as a whole.

      (iii) Each of the Borrower and the Mortgage Borrower has the power and authority to enter into this Second Amendment and the execution hereof has been duly authorized by all requisite corporate or limited liability company action.

      (iv) Spectrum PMI was formed solely for the purpose of acquiring and holding the capital stock of A-Mark. The outstanding capital stock of Spectrum PMI is owned 80% by Spectrum Numismatics International, Inc. ("Spectrum") and 20% by Afinsa. Spectrum PMI has no outstanding Indebtedness and will have no outstanding Indebtedness after giving effect to the acquisition of A-Mark.

      (v) The Borrower has provided to the Bank true and complete copies of the agreement pursuant to which Spectrum PMI has acquired the capital stock of A-Mark.

      9. Consent. Notwithstanding any provision in the Agreement to the contrary, the Bank confirms its prior consent (by the Second Amendment dated as of July 15, 2005, superceded by this Restated Second Amendment) to Spectrum's formation of Spectrum PMI and Spectrum's acquisition, through Spectrum PMI, of an 80% interest in A-Mark. The within consent does not constitute a waiver of a Default or Event of Default pertaining to any other subject matter, that has not been disclosed to the Bank or which may arise after the date hereof.

      10. Conditions Precedent. The Bank shall have no obligation to increase the Commitment and extend the Expiration Date of the Line of Credit Term unless:

            (a) All proceedings taken in connection with the execution of this Second Amendment and the execution and delivery of all other Loan Documents relating thereto shall be satisfactory to the Bank and its counsel.

            (b) The Borrower shall have paid the Bank an amendment fee of $10,000.

            (c)   The Borrower shall have received all of the following:

                  (i) a Restated Committed Line of Credit Note in the form of Exhibit A hereto;

                  (ii) an Amended and Restated Security Agreement of Spectrum and Teletrade;

                  (iii) an Affirmation of Guaranty from the Guarantors;

                  (iv) a Joinder to Guaranty and Security Agreement by H.R. Harmer, Inc. ("HR Harmer");

                  (v) a certificate of the Secretary of HR Harmer certifying as to resolutions of the Board of Directors of the corporation duly adopted and in full force and effect authorizing officers to execute and deliver the applicable Loan Documents, and having attached to it as exhibits, the certificate of incorporation and by-laws of the corporation;

                  (vi) a certificate of the Secretary of the Borrower certifying as to resolutions of the Board of Directors of the Borrower duly adopted and in full force and effect authorizing (a) the consummation of the transactions contemplated by this Second Amendment and (b) officers to execute and deliver the applicable Loan Documents;

                  (vii) a certificate of the appropriate Governmental Authorities dated the most recent practicable date, showing that each of the Borrower and H.R. Harmer is organized and in good standing in its jurisdiction of organization;

                  (viii) a UCC search, in scope satisfactory to the Bank, disclosing no Liens on the assets of Spectrum and Teletrade, other than Liens in favor of the Bank;

                  (ix) a UCC search, in scope satisfactory to the Bank, disclosing no Liens on the assets of H.R. Harmer;

                  (x) amended UCC financing statements identifying Spectrum and Teletrade as debtors designated for filing in their respective jurisdictions of formation and having a description of Collateral consistent with the expanded scope of the Collateral granted by those Obligors; and

                  (xi) a UCC financing statement identifying HR Harmer as debtor designated for filing in its jurisdiction of formation.

      11. Counterparts. This Second Amendment may be executed in counterparts, all of which taken together shall constitute one and the same agreement.

      12. Affirmation. Except as amended hereby, in all respects, the Agreement is ratified and confirmed. This Restated Second Amendment supercedes the Second Amendment dated as of July 15, 2005.

      IN WITNESS WHEREOF, this Restated Second Amendment has been duly executed as of the date first above written.


                                    GREG MANNING AUCTIONS, INC.


                                    By: /s/ Larry Crawford
                                       ----------------------------------------
                                       Name:  Larry Crawford
                                       Title: Executive Vice President

                                    GREG MANNING AUCTIONS REAL ESTATE, LLC

                                    By: GREG MANNING AUCTIONS, INC., SOLE MEMBER



                                    By: /s/ Larry Crawford
                                       ----------------------------------------
                                       Name:  Larry Crawford
                                       Title: Executive Vice President

                                    PNC BANK, NATIONAL ASSOCIATION


                                    By: /s/ Deborah Brim
                                       ----------------------------------------
                                       Name:  Deborah Brim
                                       Title: Vice President

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE
                           AS OF ____________________
                           GREG MANNING AUCTIONS, INC.

      This Borrowing Base Certificate is made pursuant to the Loan and Security Agreement dated as of May 28, 2004, as amended (the "Loan Agreement") among Greg Manning Auctions, Inc., a Delaware corporation (the "Borrower"), Greg Manning Auctions Real Estate, LLC, a Delaware limited liability company and PNC Bank, National Association (the "Bank").

      Capitalized terms used in this Certificate without definition shall have the respective meanings assigned to such terms in the Loan Agreement.

      The Borrower hereby certifies, represents and warrants to the Bank, as of the date hereof, that (a) the person signing below is the chief financial officer or other authorized officer of the Borrower; (b) the statements below concerning the Accounts and Inventory are true and complete; (c) the Borrower is in compliance with all of the terms and provisions of the Loan Agreement and the other Loan Documents; (d) all of the Borrower's representations and warranties in the Loan Agreement and the other Loan Documents are true and correct in all material respects; and (e) no Event of Default has occurred and is continuing.

1.    Collateral Availability

A.    Accounts Receivable

1.  Total A/R (exclusive of Afinsa)                               $_____________

      1A Less:  Over 90 days past invoice date                    $_____________
      1B Less:  Entire Account if 50% of the amount owed is
                greater than 90 days past invoice date            $_____________
      1C Less:  Uninsured foreign Accounts                        $_____________
      1D Less:  Amount of accounts payable owing to Account       $_____________
      debtors (whether or not accounts payable are yet due)       $_____________
      1E Less:  Inter-Obligor and affiliated Accounts             $_____________
      1F Less:  Accounts of individuals                           $_____________
      1G Less:  In the case of Accounts
                of a single Customer exceeding 20% of
                an Obligor's total Accounts, the portion
                in excess of 20%.                                 $_____________

      1H Less:  All other Ineligible Accounts                     $_____________
2.  Ineligible A/R (1A to 1H)                                     $_____________
3.  Qualified A/R (L1 - L2)                                       $_____________
4.  Advance Percentage                                            $_____________
5.  A/R Borrowing Availability (L3 x L4)                          $    85%
                                                                   -------------

B.  Afinsa Accounts

6.  Total Afinsa Accounts
      6A Less:  30 or less days from invoice date                  $____________
      6B Less:  Over 90 days past invoice date                     $____________
      6C Less:  Entire Account is 50% of the amount                $____________
                owed is greater than 90 days past invoice date

7.  Ineligible Afinsa Accounts (6A to 6C)                          $___________

8.  Qualified Afinsa Accounts (L6-L7)                              $____________

9.  Advance Percentage                                                  60%
                                                                   -------------

10. Borrowing Availability (L8 x L9) (not to exceed
    $3,000,000)                                                    $____________

C.  Consignor Advance Obligations

11. Total Consignor Advance Obligations                            $____________
      11A Less:  Over 150 days
      11B Less:  Entire Consignor Advance Obligations
                 if Customers'                                     $____________
                 Accounts are ineligible                           $____________
      11C Less:  All other ineligible                              $____________

12. Ineligible Consignor Advance Obligations (11A to 11C)          $____________

13. Qualified Consignor Advance Obligations (L11-L12)              $____________

14. Advance Percentage or Cap                                    70%/$3,000,000
                                                                 ---------------
15. Tentative Borrowing Availability (lesser of L13 x
    70% (less amount in excess of $1,750,000 for any
    single CAO or cap)                                             $____________

16. Aggregate value of pledged collections                         $____________

17. Advance Percentage or Cap                                    35%/$3,000,000
                                                                 ---------------
18. Alternate Borrowing Availability (L16 x 35% or cap)            $____________

D.  Inventory

19. Total Inventory                                                $____________

      19A Less: Slow Moving Inventory turning > 364                $____________
                days and other reserves
      19B Less: All other ineligible inventory                     $____________

20. Ineligible Inventory (19A + 19B)                               $____________

21. Eligible Inventory (L19 - L20)                                 $____________

22. Advance Percentage or Cap (50% or $6,250,000)                50%/$6,250,000
                                                                 --------------

23. Inventory Borrowing Availability (lesser of L21 x
    50% or cap)                                                    $____________

24. Total Availability (Sum of L5 + (lesser of L15 or L18)         $____________


2.    Borrowing Availability

25. Maximum Line Amount                                            $12,500,000
                                                                   -----------

26. Total Availability (L24)                                       $____________

27. Maximum Borrowing Capacity (lesser of L25 and L26)             $____________

28. Outstanding Principal Balance - Direct Loans                   $____________

29. Outstanding documentary letters of credit                      $____________

30. Outstanding standby letters of credit                          $____________

31. Reserves                                                       $____________
      31A:                                                         $____________
      31B:                                                         $____________

32. Available to Borrow (L27 - L28 - L29 -  L30 - sum
    of all L31)                                                    $____________



Date:_____________________________        GREG MANNING AUCTIONS, INC.


                                          By:_________________________________
                                             Name:
                                             Title:

                             Schedule 8.8 (Amended)

      1.    Hedging transactions from time to time.

      2. As disclosed in Note 2 (Investments) to the Notes to Financial Statements included in the Borrower's report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on May 6, 2004 and as otherwise amended, supplemented or modified from time to time.

      3. Investments made in the ordinary course of business, including advances to consignors and purchases of collectibles.

      4. Spectrum's formation of Spectrum PMI and Spectrum's acquisition, through Spectrum PMI of an interest in A-Mark

      5.    Investments in Cash Equivalent Investments.

For purposes of this Schedule 8.8, Cash Equivalent Investment" means, at any time: (a) any evidence of indebtedness, maturing not more than one year after such time, issues or guaranteed by the United States government; (b) commercial paper and money market instruments, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or (ii) any Lender (or its holding company); (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time.